Exhibit 99.1

eHealth, Inc. Announces Second Quarter 2008 Results

Second Quarter 2008 Highlights

•	Revenue of $27.5 million, up 31% over the second quarter of 2007

•	Operating income of $6.4 million, up 53% over the second quarter of 2007

•	GAAP operating margins of 23% and non-GAAP operating margins of 27% for the second quarter of 2008

•	GAAP net income of $4.2 million, or $0.16 per diluted share and non-GAAP net income of $4.9 million, or $0.19 per diluted share, for the second quarter of 2008

•	Cash flow from operations of $8.6 million, up 21% over the second quarter of 2007

•	Company revises annual guidance

MOUNTAIN VIEW, Calif.—July 31, 2008— eHealth, Inc. (NASDAQ: EHTH), the leading online source of health insurance for individuals, families and small businesses, today announced its financial results for the second quarter ended June 30, 2008.

“Our second quarter results, in the face of a challenging economic environment, again demonstrate growth and increasing operating leverage in eHealth’s business model,” said Gary Lauer, chief executive officer of eHealth.

Second Quarter Results

Revenue—Revenue totaled $27.5 million for the second quarter of 2008, a 31% increase compared to revenue of $21.1 million for the second quarter of 2007.

Submitted Applications—Submitted applications for individual and family products increased 18% in the second quarter of 2008 to 103,800 applications, compared to 88,300 applications in the second quarter of 2007.

Membership—Estimated membership at June 30, 2008 totaled 579,600 members, a 25% increase over estimated membership of 463,600 at June 30, 2007.

Operating Income—Operating income increased 53% to $6.4 million for the second quarter of 2008, compared to operating income of $4.2 million for the second quarter of 2007. Operating margins were 23% in the second quarter of 2008, up from 20% in the second quarter of 2007. Non-GAAP operating income increased 64% to $7.4 million for the second quarter of 2008, compared to non-GAAP operating income of $4.5 million for the second quarter of 2007. Non-GAAP operating margins were 27% in the second quarter of 2008, up from 21% in the second quarter of 2007. Non-GAAP operating income and margins in the second quarters of 2008 and 2007 exclude $995,000 and $340,000 of stock-based compensation expense, respectively.

Pre-tax Income—Pre-tax income for the second quarter of 2008 was $7.3 million, a 35% increase compared to pre-tax income of $5.5 million for the second quarter of 2007. Non-GAAP pre-tax income was $8.3 million for the second quarter of 2008, a 44% increase compared to non-GAAP pre-tax income of $5.8 million for the second quarter of 2007. Non-GAAP pre-tax income in the second quarters of 2008 and 2007 exclude $995,000 and $340,000 of stock-based compensation expense, respectively.

Net Income—Net income for the second quarter of 2008 was $4.2 million, or $0.16 per diluted share, compared to net income for the second quarter of 2007 of $3.2 million, or $0.13 per diluted share. Non-GAAP net income for the second quarter of 2008 was $4.9 million, or $0.19 per diluted share, compared to non-GAAP net income of $3.5 million, or $0.14 per diluted share, for the second quarter of 2007. Non-GAAP net income and non-GAAP net income per diluted share are computed excluding stock-based compensation expense and estimated income tax benefit related to stock-based compensation expense. Non-GAAP net income and non-GAAP net income per diluted share in the second quarter of 2008 exclude $995,000 of stock-based compensation expense, adjusted by $333,000 for estimated income tax benefit related to stock-based compensation expense. Non-GAAP net income and non-GAAP net income per diluted share in the second quarter of 2007 exclude $340,000 of stock-based compensation expense, adjusted by $21,000 for estimated income tax benefit related to stock-based compensation expense.

Cash Flow and Cash Balance—Cash flow from operations for the second quarter of 2008 was $8.6 million, compared to $7.2 million for the second quarter of 2007, representing an increase of 21%. Cash, cash equivalents and short-term marketable securities as of June 30, 2008 totaled $136.0 million, compared to $121.5 million as of December 31, 2007.

Year-to-Date Results

Revenue—Revenue totaled $53.8 million for the six months ended June 30, 2008, a 33% increase compared to revenue of $40.6 million for the six months ended June 30, 2007.

Operating Income—Operating income increased 62% to $11.1 million for the six months ended June 30, 2008, compared to operating income of $6.9 million for the six months ended June 30, 2007. Operating margins were 21% in the six months ended June 30, 2008, up from 17% in the six months ended June 30, 2007.

Pre-tax Income—Pre-tax income for the six months ended June 30, 2008 was $13.3 million, a 42% increase compared to pre-tax income of $9.3 million for the six months ended June 30, 2007.

Net Income—Net income for the six months ended June 30, 2008 was $7.5 million, or $0.29 per diluted share, compared to net income for the six months ended June 30, 2007 of $5.5 million, or $0.22 per diluted share.

Cash Flow and Cash Balance—Cash flow from operations for the six months ended June 30, 2008 was $14.5 million, compared to $10.6 million for the six months ended June 30, 2007, representing an increase of 37%.

2008 Guidance

eHealth is providing updated guidance for the full year ending December 31, 2008 based on information currently available:

•	Total revenue is expected to be in the range of $111.5 million to $113.5 million, compared to previous guidance of $114 million to $117 million

•	Stock-based compensation expense is expected to be in the range of $3.8 million to $4.3 million, compared to previous guidance of $4.0 million to $5.5 million

•	GAAP net earnings per diluted share is expected to be in the range of $0.50 to $0.57 per share, compared to previous guidance of $0.58 to $0.63 per share

•	Cash flow from operations is expected to be in the range of $30.0 million to $32.5 million, compared to previous guidance of $33.5 million to $36.0 million

•	GAAP income tax rate to range from approximately 43% to 44.5% for the full year ending December 31, 2008, compared to previous guidance of 43% to 45%

Webcast and Conference Call Information

A Webcast and conference call will be held today, Thursday, July 31, 2008 at 5:00 p.m. EDT / 2:00 p.m. PDT. The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 866-770-7129 for domestic callers and 617-213-8067 for international callers. The participant passcode is #39737269. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. The call ID for the replay is #15210395. The live and archived webcast of the call will also be available on eHealth’s website at www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc. is the parent company of eHealthInsurance, the leading online source of health insurance for individuals, families and small businesses. eHealthInsurance presents complex health insurance information in an objective, user-friendly format, enabling the research, analysis, comparison and purchase of health insurance products that best meet consumers’ needs. eHealth and eHealthInsurance are registered trademarks of eHealthInsurance Services, Inc.

eHealth, Inc. was founded in 1997 and its technology was responsible for the nation’s first Internet-based sale of a health insurance policy. eHealth is headquartered in Mountain View, California. Additional information can be found on eHealth’s website, www.ehealthinsurance.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding estimated income tax benefit related to stock-based compensation expense and eHealth’s guidance for total revenue, stock-based compensation expense, GAAP income tax rate, GAAP net earnings per diluted share and cash flow from operations for the year ending December 31, 2008. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with continued acceptance of the Internet as a medium for the purchase of health insurance, eHealth’s ability to continue to increase its membership base and expand its relationships with health insurance carriers and marketing partners, negative publicity experienced by eHealth’s carrier partners, changes in products offered on eHealth’s ecommerce platform, changes in commission payments or carrier underwriting practices, changes in member conversion rates and factors affecting conversion, the effectiveness of marketing spending, timing of receipt of commission reports and related impact on estimating membership, payment practices of health insurance carriers, retention of eHealth’s members, increased rates of member turnover, changes in eHealth’s relationships with insurance carriers, success in the sale of sponsorship advertising and the licensing of the use of eHealth’s ecommerce platform, success of the health savings account (HSA) platform, system failures or capacity constraints, dependence upon Internet search engines to attract consumers who visit eHealth’s website, the performance, reliability and availability of eHealth’s ecommerce platform and underlying network infrastructure, the effectiveness of eHealth’s marketing and public relations efforts, exposure to online commerce security risks, reliance on marketing partners for the sale of health insurance, competition, protection of intellectual property and intellectual property rights claims, regulatory penalties and negative publicity, changes in the economy and weak economic conditions, eHealth’s operations in China and any foreign expansion, ability to attract and retain qualified personnel, management of future growth, seasonality, impact of future acquisitions, impact of employee stock-based compensation expense and provisions for income taxes, costs of obtaining insurance, compliance with insurance and other laws and regulations, changes in laws and regulations, and changes in the structure of the health insurance system in the United States. Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (“GAAP”). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income, non-GAAP operating margins, non-GAAP pre-tax income, non-GAAP net income and non-GAAP net income per diluted share.

•

Non-GAAP operating income consists of GAAP operating income excluding the effects of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123R beginning in 2006 and amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income by GAAP total revenue.

•	Non-GAAP pre-tax income consists of GAAP pre-tax income excluding the effects of expensing stock-based compensation.

•	Non-GAAP net income consists of GAAP net income excluding the effects of expensing stock-based compensation adjusted for estimated income tax benefit related to stock-based compensation expense.

•	Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by GAAP weighted average diluted shares outstanding.

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with the company’s past financial reports. Management also believes that the exclusion of the items described above provides an additional measure of the company’s operating results and facilitates comparisons of the company’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate the company’s ongoing operations. Externally, the company believes that these non-GAAP financial measures continue to be useful to investors in their assessment of the company’s operating performance.

Non-GAAP operating income, non-GAAP operating margins, non-GAAP pre-tax income, non-GAAP net income and non-GAAP net income per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the costs associated with the operations of the company’s business and do not reflect all of the income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. The company expects to continue to incur operating costs similar to the non-GAAP adjustments described above, and exclusion of these costs, and their related income tax impact, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. The company compensates for these limitations by prominently disclosing GAAP operating income, GAAP pre-tax income, GAAP net income and GAAP net income per diluted share and providing investors with reconciliations from the company’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures and the related reconciliations between these financial measures.

Investor Relations Contact:

Kate Sidorovich

Director, Investor Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3111

kate.sidorovich@ehealth.com

http://ir.ehealthinsurance.com

Media Contact:

Brian Mast

Director, Public Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3149

brian.mast@ehealth.com

www.ehealthinsurance.com

(Tables to Follow)

# # #

EHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2007 (1)	June 30, 2008
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$81,395	$85,201
Marketable securities	40,119	50,846
Accounts receivable	1,300	1,245
Deferred income taxes	13,240	7,723
Prepaid expenses and other current assets	2,098	2,217

Total current assets	138,152	147,232
Property and equipment, net	3,791	4,322
Deferred income taxes	4,535	4,535
Other assets	975	944

Total assets	$147,453	$157,033

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,495	$1,868
Accrued compensation and benefits	4,849	3,822
Accrued marketing expenses	2,454	2,774
Deferred revenue	436	277
Other current liabilities	2,073	1,687

Total current liabilities	11,307	10,428
Other non-current liabilities	252	188
Stockholders’ equity:
Common stock	25	25
Additional paid-in capital	167,847	170,795
Deferred stock-based compensation	(104)	(57)
Accumulated deficit	(32,060)	(24,562)
Accumulated other comprehensive income	186	216

Total stockholders’ equity	135,894	146,417

Total liabilities and stockholders’ equity	$147,453	$157,033

(1)	The condensed consolidated balance sheet at December 31, 2007 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2008	2007	2008
Revenue:
Commission	$19,799	$24,756	$38,173	$48,875
Sponsorship, licensing and other	1,273	2,745	2,388	4,906

Total revenue	21,072	27,501	40,561	53,781
Operating costs and expenses:
Cost of revenue-sharing	401	432	818	869
Marketing and advertising (1)	6,782	9,482	13,712	19,131
Customer care and enrollment (1)	2,858	3,308	5,857	6,933
Technology and content (1)	2,922	3,504	5,917	6,983
General and administrative (1)	3,935	4,379	7,390	8,744

Total operating costs and expenses	16,898	21,105	33,694	42,660

Income from operations	4,174	6,396	6,867	11,121
Interest and other income, net	1,279	941	2,446	2,150

Income before income taxes	5,453	7,337	9,313	13,271
Provision for income taxes	2,225	3,136	3,808	5,773

Net income	$3,228	$4,201	$5,505	$7,498

Net income per share:
Basic	$0.14	$0.17	$0.25	$0.30
Diluted	$0.13	$0.16	$0.22	$0.29
Weighted-average number of shares used in per share amounts:
Basic	22,653	24,949	22,199	24,857
Diluted	25,526	26,065	25,479	26,029

(1) Includes stock-based compensation expense as follows:
Marketing and advertising	$38	$186	$68	$333
Customer care and enrollment	37	85	56	151
Technology and content	139	275	273	450
General and administrative	126	449	215	720

Total	$340	$995	$612	$1,654

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2008	2007	2008
Operating activities
Net income	$3,228	$4,201	$5,505	$7,498
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	2,102	3,076	3,595	5,517
Depreciation and amortization	424	375	851	804
Stock-based compensation expense	340	995	612	1,654
Deferred rent	(25)	(14)	2	(35)
Loss on disposal of property and equipment	18	10	18	11
Changes in operating assets and liabilities:
Accounts receivable	157	395	(14)	55
Prepaid expenses and other current assets	272	(204)	(78)	(278)
Other assets	(184)	(39)	(227)	32
Accounts payable	(224)	169	(116)	370
Accrued compensation and benefits	768	580	(347)	(881)
Accrued marketing expenses	(32)	(29)	454	320
Deferred revenue	6	(248)	145	(159)
Other current liabilities	313	(620)	171	(415)

Net cash provided by operating activities	7,163	8,647	10,571	14,493

Investing activities
Purchases of property and equipment	(528)	(975)	(753)	(1,309)
Purchases of marketable securities	(17,324)	(31,107)	(17,325)	(50,422)
Sales of marketable securities	—	4,020	—	8,067
Maturities of marketable securities	88	13,131	88	31,593

Net cash used in investing activities	(17,764)	(14,931)	(17,990)	(12,071)

Financing activities
Net proceeds from exercise of common stock options	2,796	595	2,897	1,341
Principal payments in connection with capital leases	(71)	—	(175)	—
Costs incurred in connection with initial public offering	(252)	—	(252)	—

Net cash provided by financing activities	2,473	595	2,470	1,341

Effect of exchange rate changes on cash and cash equivalents	26	10	42	43

Net (decrease) increase in cash and cash equivalents	(8,102)	(5,679)	(4,907)	3,806
Cash and cash equivalents at beginning of period	93,511	90,880	90,316	81,395

Cash and cash equivalents at end of period	$85,409	$85,201	$85,409	$85,201

EHEALTH, INC.

SUMMARY OF SELECTED METRICS

(Unaudited)

	Three Months Ended June 30, 2007	Three Months Ended June 30, 2008
Key Metrics:
Operating cash flows (1)	$7,163,000	$8,647,000

IFP submitted applications (2)	88,300	103,800
IFP approved members (3)	78,200	94,300
Total approved members (4)	114,600	132,600

Total revenue (5)	$21,072,000	$27,501,000
Total revenue per estimated member for the period (6)	$46.48	$48.34

	As of June 30, 2007	As of June 30, 2008
IFP estimated membership (7)	383,400	488,300
Total estimated membership (8)	463,600	579,600

	Three Months Ended June 30, 2007	Three Months Ended June 30, 2008
Marketing and advertising expenses (9)	$6,782,000	$9,482,000
Marketing and advertising expenses as a percentage of total revenue (10)	32%	34%

Marketing and advertising expenses excluding stock-based compensation (11)	$6,744,000	$9,296,000
Marketing and advertising expenses excluding stock based compensation as a percentage of total revenue (12)	32%	34%

Other Metrics:
Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (13)	40%	40%
Marketing partners (14)	30%	32%
Online advertising (15)	30%	28%

Total	100%	100%

Acquisition cost per individual on IFP submitted applications (16)	$49.98	$60.39
Acquisition cost (excluding stock-based compensation) per individual on IFP submitted applications (17)	$49.70	$59.21

Notes:

(1)	Net cash provided by operating activities for the period from the condensed consolidated statements of cash flows.

(2)	IFP applications submitted on eHealth’s website during the period. Applications are counted as submitted when the applicant completes the application, provides a method for payment and clicks the submit button on our website and submits the application to us. The applicant generally has additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information and providing an electronic signature. In addition, an applicant may submit more than one application. We define our “IFP” offerings as major medical individual and family health insurance plans, which does not include small business, short-term major medical, stand-alone dental, life or student health insurance product offerings.

(3)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.

(4)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.

(5)	Total revenue (from all sources) recognized during the period from the condensed consolidated statements of income.

(6)	Calculated as total revenue recognized during the period (see note (5) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two).

(7)	Estimated number of members active on IFP insurance policies as of the date indicated. See our 2007 Annual Report on Form 10-K - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(8)	Estimated number of members active on all insurance policies as of the date indicated. See our 2007 Annual Report on Form 10-K - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(9)	Marketing and advertising expenses for the period from the condensed consolidated statements of income.

(10)	Calculated as marketing and advertising expenses for the period (see note (9) above) divided by total revenue for the period (see note (5) above).

(11)	Non-GAAP marketing and advertising expenses excluding stock-based compensation for the period. See Non-GAAP Financial Information above and the reconciliation of GAAP to Non-GAAP marketing and advertising expenses below.

(12)	Calculated as non-GAAP marketing and advertising expenses for the period (see note (11) above) divided by total revenue for the period (see note (5) above). See Non-GAAP Financial Information above and the reconciliation of GAAP to Non-GAAP marketing and advertising expenses below.

(13)	Percentage of IFP submitted applications from applicants who came directly to the eHealth website through algorithmic search engine results or otherwise. See note (2) above for further information as to what constitutes a submitted application.

(14)	Percentage of IFP submitted applications from applicants sourced through eHealth’s network of marketing partners. See note (2) above for further information as to what constitutes a submitted application.

(15)	Percentage of IFP submitted applications from applicants sourced through paid search and other online advertising activities. See note (2) above for further information as to what constitutes a submitted application.

(16)	Calculated as marketing and advertising expenses for the period (see note (9) above) divided by the number of individuals on IFP applications submitted on eHealth’s website during the period. This metric may not reflect the true acquisition cost.

(17)	Calculated as non-GAAP marketing and advertising expenses for the period (see note (11) above) divided by the number of individuals on IFP applications submitted on eHealth’s website during the period. This metric may not reflect the true acquisition cost exclusive of the impact of stock-based compensation allocated to marketing and advertising expenses.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED JUNE 30, 2008

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended June 30, 2008
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$24,756	90%	$—	$24,756	90%
Sponsorship, licensing and other	2,745	10	—	2,745	10

Total revenue	27,501	100	—	27,501	100
Operating costs and expenses:
Cost of revenue-sharing	432	2	—	432	2
Marketing and advertising (1)	9,482	34	(186)	9,296	34
Customer care and enrollment (1)	3,308	12	(85)	3,223	11
Technology and content (1)	3,504	13	(275)	3,229	12
General and administrative (1)	4,379	16	(449)	3,930	14

Total operating costs and expenses	21,105	77	(995)	20,110	73

Income from operations	6,396	23	995	7,391	27
Interest and other income, net	941	3	—	941	3

Income before income taxes	7,337	26	995	8,332	30
Provision for income taxes (2)	3,136	11	333	3,469	12

Net income	$4,201	15%	$662	$4,863	18%

Net income per share:
Basic	$0.17		$0.02	$0.19
Diluted	$0.16		$0.03	$0.19
Weighted-average number of shares used in per share amounts:
Basic	24,949		24,949	24,949
Diluted	26,065		26,065	26,065

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123R beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

(2)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, adjusted for estimated income tax benefit related to stock-based compensation expense.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED JUNE 30, 2007

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended June 30, 2007
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$19,799	94%	$—	$19,799	94%
Sponsorship, licensing and other	1,273	6	—	1,273	6

Total revenue	21,072	100	—	21,072	100
Operating costs and expenses:
Cost of revenue-sharing	401	2	—	401	2
Marketing and advertising (1)	6,782	32	(38)	6,744	32
Customer care and enrollment (1)	2,858	13	(37)	2,821	14
Technology and content (1)	2,922	14	(139)	2,783	13
General and administrative (1)	3,935	19	(126)	3,809	18

Total operating costs and expenses	16,898	80	(340)	16,558	79

Income from operations	4,174	20	340	4,514	21
Interest and other income, net	1,279	6	—	1,279	6

Income before income taxes	5,453	26	340	5,793	27
Provision for income taxes (2)	2,225	11	21	2,246	10

Net income	$3,228	15%	$319	$3,547	17%

Net income per share:
Basic	$0.14		$0.02	$0.16
Diluted	$0.13		$0.01	$0.14
Weighted-average number of shares used in per share amounts:
Basic	22,653		22,653	22,653
Diluted	25,526		25,526	25,526

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123R beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

(2)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, adjusted for estimated income tax benefit related to stock-based compensation expense.